EXHIBIT 5-A

                       [Berlack, Israels & Liberman Letterhead]

                                                       April 21, 1995

          Jersey Central Power & Light Company
          300 Madison Avenue
          Morristown, New Jersey  07962-1911

          JCP&L Capital, L.P.
          Mellon Bank Center
          Second Floor
          919 N. Market Street
          Wilmington, Delaware  19801

                    Re:  Registration Statement on Form S-3

          Dear Sirs:

               Jersey Central Power & Light Company (the "Company") and JCP&L Capital, L.P. ("JCP&L Capital") have filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"), a Registration Statement on Form S-3 (the "Registration State-ment"), dated March 2, 1995, and Amendment No. 1 thereto, dated today's date, of which this opinion is to be a part. The Registration Statement relates to the proposed issuance and sale by JCP&L Capital of up to 5,000,000 preferred securities, representing preferred limited partner interests (the "Preferred Securities"), the proceeds of which, together with the capital contribution of JCP&L Capital's general partner, JCP&L Preferred Capital, Inc., a wholly owned subsidiary of the Company, will be used to purchase subordinated debentures issued by the Company (the "Subordinated Debentures"). The Company will guarantee (the "Guarantee") the payment by JCP&L Capital of distributions on the Preferred Securities and of amounts due upon liquidation of JCP&L Capital or redemption of the Preferred Securities, all to the extent set forth in the Guarantee. The Preferred Securities are to be issued by JCP&L Capital pursuant to an Amended and Restated Limited Partnership Agreement and one or more Actions thereunder (collectively, the "Limited Partnership Agreement") and the Subordinated Debentures are to be issued by the Company pursuant to an indenture between the Company and United States Trust Company of New York, as Trustee (the "Indenture").

               We have been counsel to the Company for many years. In such capacity, we are familiar with the affairs of the Company and JCP&L Capital and the transactions that are the subject matter of the Registration Statement. We have examined such records of the Company and JCP&L Capital and such other instruments, documents, certificates and agreements, including the forms of Guarantee, Limited Partnership Agreement and Indenture, and made such further investigation as we have deemed necessary as a basis for this opinion. With respect to all matters of New Jersey law, we have relied on the opinion of Richard S. Cohen, Esq., and with respect to all matters of Delaware law, we have relied on the opinion of Richards, Layton & Finger, which are being filed as





          Exhibits  5-B   and  5-C,   respectively,  to   the  Registration
          Statement.





          Jersey Central Power & Light Company
          April 21, 1995
          Page 2




               For the purposes of this opinion, we have assumed that (1) the proposed transactions are carried out on the basis set forth in the Registration Statement and in conformity with the requisite authorizations, approvals, consents or exemptions under the securities laws of the various States and other jurisdictions of the United States, (2) all necessary corporate and partnership action required on the part of the Company, JCP&L Preferred Capital, Inc. and JCP&L Capital shall have been duly taken, (3) the Commission shall have issued an order declaring effective (a) the Registration Statement under the 1933 Act and (b) the Company's related Application, as amended, and as may be further amended, on Form U-1 under the Public Utility Holding Company Act of 1935, as amended (the "1935 Act"), (4) the Indenture shall have been qualified under the Trust Indenture Act of 1939, as amended, and (5) the issuance and sale of the Preferred Securities and Subordinated Debentures do not violate Section 12(f) of the 1935 Act or Rule 70 thereunder.

               Based upon the foregoing, we are of the opinion that, subject to the foregoing assumptions and qualifications, (1) the Preferred Securities to be issued and sold in accordance with the Registration Statement, when properly issued, delivered and paid for, will be legally issued, fully paid and non-assessable limited partner interests, and (2) when properly authenticated and delivered by the Trustee under the Indenture, the Subordinated Debentures will be legally issued and will be binding obligations of the Company and, when properly executed and delivered, the Guarantee will be legally issued and will be a binding obligation of the Company, subject, in each case, to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws affecting creditors rights generally (including, without limitation, the Atomic Energy Act and applicable regulations of the Nuclear Regulatory Commission thereunder) and general equitable principles.

               We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and as a part thereof. We also consent to the reference to our firm under "Legal Opinions" in the Prospectus which is a part of the Registration Statement.

                                             Very truly yours,


                                             BERLACK, ISRAELS & LIBERMAN